                                                                  EXHIBIT 10(bb)



                                February 2, 2005



                         ------------------------------



                            SHARE TRANSFER AGREEMENT



                         ------------------------------





                                     BETWEEN

                       GROUP 4 SECURICOR HOLDINGS LIMITED



                           SECURICOR INTERNATIONAL BV

                                       AND

                             BRINK'S LUXEMBOURG S.A.

                                       AND

                              BRINK'S, INCORPORATED

                                     CONTENT
                                     -------


1.   DEFINITIONS AND INTERPRETATION............................................4

2.   SALE AND PURCHASE OF SALE SHARES..........................................8

3.   PURCHASE PRICE............................................................9

4.   PRE-COMPLETION ACTIONS....................................................9

5.   COMPLETION...............................................................11

6.   CONDITIONS PRECEDENT AND OPTION NOT TO PURCHASE..........................12

7.   WARRANTIES AND REPRESENTATIONS OF THE WARRANTORS.........................13

8.   OTHER OBLIGATIONS OF THE WARRANTORS......................................28

9.   REPRESENTATIONS AND WARRANTIES OF THE BUYER..............................33

10.  INDEMNIFICATION..........................................................34

11.  FLOOR THRESHOLD AND CEILING..............................................37

12.  DURATION OF INDEMNIFICATION..............................................38

13.  NOTIFICATION PROCEDURE AND PAYMENT OF THE INDEMNITY......................39

14.  MISCELLANEOUS............................................................41

                            SHARE TRANSFER AGREEMENT
                            ------------------------

                   This agreement is made on February 2, 2005

     BETWEEN:

1. Group 4 Securicor Holdings Limited, with an authorised share capital of (pound)50,000,000 - (divided into ordinary shares of 5 pence each all of which such authorised shares have been issued) - registered in England and Wales under number 05026978, having its registered office at The Manor, Manor Royal, Crawley, West Sussex RH10 9UN, represented by S0ren Lundsberg Nielsen, duly authorised for the purposes hereof by a resolution of the Board of Directors dated 28 January 2005, a copy of which is set forth in Schedule1,

(hereinafter "G4S") and

2. Securicor International BV, with an authorised share capital of EUR 90,756.04.- (of which EUR 36,801.58.- has been issued), registered with the Chamber of Commerce of Rotterdam, The Netherlands under the number 33292199, having its registered office at Bovendijk 132, 3045 PC Rotterdam, represented by Nigel Griffiths duly authorised for the purposes hereof by a resolution of the Board of Directors dated 31 January 2005, a copy of which is set forth in
Schedule 2,

(hereinafter the "Seller")

                                                               ON THE FIRST HAND

     AND:

3. Brink's Luxembourg S.A., a societe anonyme with a share capital of EUR 372,000, registered with the Companies and Commercial Registry of Luxembourg under the number B 43.970, having its registered office at Zone Industrielle, L-8287, represented by Mr. Bernard Dumoulin, duly authorised for the purposes hereof by a resolution of the Board of Directors dated 31 January 2005 , a copy of which is set forth in Schedule 3,

(hereinafter the "Buyer") and

4. Brink's, Incorporated, a company organised under the laws of the State of Delaware with its principle office at 1801 Bayberry Court, Richmond, VA 23226, USA and represented by Mrs. Mari Jo Flanagan, Vice President and Secretary, as indicated in the officer's certificate delivered by Elizabeth C. Restivo, Assistant Secretary, dated 24 January 2005, a copy of which is set forth in
Schedule 4,

(hereinafter "BI").

                                                              ON THE SECOND HAND

WHEREAS:

(A) The share capital of the Company is divided into 23,000.- shares of EUR 24.79.- each, all of which are owned by the Seller.

(B)  The Seller is a Subsidiary of G4S.

(C) The principal activity of the Company and its Subsidiary is the provision of security services.

(D) The Seller has agreed to transfer its shareholding in the Company in accordance with the conditions and with the giving of the warranties and undertakings set out below, which for the Buyer, have an essential and determining influence on its undertaking to purchase the Company.

IT IS HEREBY AGREED AS FOLLOWS:

1.        DEFINITIONS AND INTERPRETATION
          ------------------------------

1.1       Definitions In this Agreement:

"Accounts" means the annual accounts (balance sheets, profit and loss accounts and annexes) of each of the Companies as at 30 September 2004;

"Accounting Methods and Principles" means the generally accepted accounting methods and principles in Luxembourg or such other international body as is appropriate;

"Agreement" means this document and the Schedules hereto;

"Assets" means the raw materials, assets, movable goods, installations and equipment used by the Companies in the carrying out of their activities including those assets specified in the Seller's commitments to the Europe Commission;

"Authorisations" means all authorisations, licences, permits, certificates, approvals or other documents delivered to the Companies, by an administrative authority or any other authority or by a professional entity set-up in one of the countries where the Companies carry on their activities or are owners of assets at any given time;

"Business Day" means a day other than a Saturday or Sunday or public holiday in Luxembourg;

"Buyer" has the meaning given to it above;

"Clauses" means the clauses of this Agreement;

"Clearance" means the formal confirmation by the European Commission that the Transactions fulfil the obligations of Group 4 Falck A/S and Securicor plc, pursuant to their written commitments to the European Commission dated 28 May 2004, to enter into final binding sale and purchase agreements for the sale of the Securicor Luxembourg Divestment Business and the UK CIT Divestment Business, as such terms are defined in the said commitments;

"Companies" means the Company and the Subsidiaries or any one of them according to the context;

"Company" means Securicor Luxembourg S.A. registered in Luxembourg under Number B10427;

"Completion" means completion of the transfer of the Sale Shares in accordance with Clause 5;

"Completion Statement" means a statement showing the turnover and profit or loss, for the period from the Last Accounting Date to Completion and the assets and liabilities of the Companies as at Completion in the same format as the current "monthly reporting pack" produced by the Companies in the ordinary course of their business, such Completion Statement being prepared in accordance with Accounting Methods and Principles and with all available supporting documents;

"Confidentiality   Agreement"  means  the  confidentiality   agreement  dated  2
September 2004 between G4S and Brink's EMEA S.A.S;

"Customers'   Accounts"  means  all  customer  funds  held  by  the  Company/ies immediately prior to Completion;

"Date of this Agreement" means the date on which this Agreement is signed;

"Disclosure Schedule" means the Seller's disclosures to the warranties and representations set out in Schedule 6;

"Encumbrance" means all liens, sureties, interest, charges, restrictions, options, promises or third party right or interest;

"G4S plc" means Group 4 Securicor plc;

"Intellectual Property Rights" means trademarks, patents, designs, models and author's rights and generally all the rights giving their owner the exclusive rights of use, together with all trading names, registered names, know-how and processes used by the Companies in the carrying out of their activities;

"Last Accounting Date" means 30 September 2004, the financial year end of the Accounts;

"Loss" means all losses, costs, expenses, penalties and any other damage of whatever nature, including all professional and advisory fees;

"Management Accounts" means the last available monthly management accounts of the Company prior to Completion;

"Material Adverse Change" means any event, fact, deed, action or circumstance of whatsoever nature which, individually or in the aggregate, (i) fundamentally affects or endangers the Companies, their operation or profitability, such as, but not limited to, (a) the loss of one or several Material Contracts except if such loss results from the normal expiry or the customer's decision not renew the Material Contract at its expiry date, (b) the loss of the Vehicles fleet,
(c) the loss of the Premises, (d) any material condition imposed by an administrative or judicial authority with a view to the closing of this Agreement; or which (ii) fundamentally affects or endangers the due fulfilment by the Warrantors of any of their obligations under this Agreement, such as any insolvency proceedings affecting the Warrantors; or a material difference of an adverse nature in the assets or liabilities of the Companies as from the Date of this Agreement to the date of Completion as found in the Management Accounts.

"Material Contracts" have the meaning given to them in Clause 7.16.2;

"Monitoring Trustee" means the trustee monitoring the compliance of the merging parties, Group 4 Falck A/S and Securicor plc, with their commitments under the European Commission's ruling of 28th May 2004;

"Parties" means collectively G4S, the Seller, the Buyer and BI, and "Party" means one or the other of the aforesaid;

"Premises" means the premises over which the Companies have possession by virtue of real property leases with an option to purchase;

"Purchase Price" means the sum of EUR 27,500,000 (Twenty Seven Million Five Hundred Thousand Euros);

"Real Property" means the buildings owned by the Companies;

"Rented Premises" means the premises over which the Companies have possession by virtue of leases;

"Rented Vehicles" means the vehicles over which the Companies have possession by virtue of leases with or without an option to purchase;

"Sale Shares" means 23,000.-. shares comprising the whole of the share capital of the Company (a Sale Share being one of the Sale Shares);

"Schedule" means each Schedule to this Agreement, and "Schedules" means all and every Schedule;

"Seller" has the meaning given to it above;

"Shares" means the Sale Shares and the Subsidiaries' Securities;

"Subsidiaries" means the subsidiary company or companies, as the context requires, directly or indirectly controlled by the Company and which are more fully described in Schedule 7, the term "control" being construed in accordance with article 309 (1) of the Company Law of 10th August, 1915 on commercial companies as amended;

"Subsidiaries'   Securities"  means  the  securities  comprising  all  or  part, accordingly, of the share capital of the Subsidiaries and which are held directly or indirectly by the Company;

"Taxes" or "Impositions" means all direct or indirect taxes including, without limitation, income, gross receipts, capital gains, net worth, capital duty, franchise, property, value added, employment, and withholding taxes, stamp or registration duties, fiscal, contributions, customs and excise duties, licence fees and social security contributions, for which the Companies are liable under all laws and regulations applicable to them, whatever the basis for recovering the fee or the entity responsible for recovering such fee and generally all additional amounts imposed with respect to the foregoing, including all interest, fines, penalties, and other charges relating to it, and including any transferee or secondary liability in respect of the foregoing (whether by law, contractual agreement or otherwise);

"Tax Regulations" means all legislation with respect to Taxes as well as any applicable regulation or other official pronouncement of the applicable rules in a country having taxing jurisdiction over the Companies, as well as any international treaty (including directives, regulations or other applicable treaties in the relevant country), and any other binding authority applicable in a taxing jurisdiction;

"Transactions" means the sale by the Seller to the Buyer of the Sale Shares pursuant to this Agreement and the sale by Group 4 Securitas Holdings Limited to Brink's Limited of the whole of the issued share capital of Group 4 Falck Cash Services UK Limited pursuant to an agreement of even date with this Agreement;

"Vehicles" means the vehicles owned by the Companies;

"Warrantors" means G4S and the Seller.

"Warrantors' Group Affiliate" means an entity directly or indirectly controlled by the Warrantors or which directly or indirectly controls the Warrantors or which is directly or indirectly controlled by one or several undertakings controlled by the Warrantors, and "control" is to be construed in accordance with article 309 (1) of the Law of 10th August, 1915 on commercial companies as amended and "Warrantors' Group Affiliates" means all of such affiliates of the Warrantors;

1.2 Clause and schedule headings do not affect the interpretation of this Agreement.

1.3       A person includes a corporate or unincorporated body.

1.4 Words in the singular include the plural and in the plural include the singular.

1.5       A reference to  one gender  includes a  reference to the other gender.

1.6 A reference to a statute or statutory provision is a reference to it as it is in force for the time being taking account of any amendment, extension, or re-enactment and includes any subordinate legislation for the time being in force made under it.



                          SECTION I - SALE AND PURCHASE
                          -----------------------------

2.        SALE AND PURCHASE OF SALE SHARES
          --------------------------------

2.1 Subject to the provisions of Clause 6, the Seller agrees to sell to the Buyer, and the Buyer agrees to purchase from the Seller, the Sale Shares at Completion.

2.2 At Completion the Seller owns and will transfer to the Buyer with full title guarantee, the Sale Shares, free of any Encumbrance.

2.3 At Completion, the Buyer will have the retrospective right in respect of the period following the Last Accounting Date to all dividends, interim dividends and other distributions payable in respect of the Sale Shares in respect of the period since the Last Accounting Date (other than any dividend required in order to ensure that the Companies are cash free in accordance with Clause 2.4), and will benefit from subscription and allocation rights attached to the Sale Shares from this same date. For the avoidance of doubt the Buyer shall have no right to the dividend paid in 2004 in respect of the financial year ended 30 September 2004.

2.4 At Completion, the Companies shall be cash free and shall be free from inter company loans, bank or other third party loans or finance (save for lease agreements or finance in the ordinary course of business) and lines of credit.


3.        PURCHASE PRICE
          --------------

3.1 It has been agreed that the Sale Shares will be transferred to the Buyer in consideration for a sum equal to the Purchase Price, in other words, the total sum of EUR 27,500,000 (Twenty Seven Million Five Hundred Thousand Euros).

3.2 The Buyer shall pay the Purchase Price by means of a transfer into the following bank account:

          Account Name  : Group 4 Securicor plc

          Account Number: 76962522

          Bank          : Barclays Bank plc

                          Fleet Street

                          London EC4

          Sort Code     : 20-30-19

          SWIFT         : BARCGB22

          IBAN          : GB36BARC20301976962522

4.        PRE-COMPLETION ACTIONS
          ----------------------

4.1       Notification to Authorities

          The Seller shall forthwith after the date of execution of this Agreement notify this Agreement to the European Commission requesting Clearance prior to the Date of Completion.

4.2       Cash and Coin Inventory

4.2.1 On the Date of Completion, but immediately preceding Completion, a joint inspection team composed of representatives of the Seller and the Buyer will, in a process to be jointly agreed prior to Completion ("the Reconciliation Process"), conduct a physical count of the total cash and coin inventory (to include any overage account) maintained by the Company and will compare the result of the physical count referred to in this Clause 4.2.1 (the "Physical Inventory") with sum of all individual Customers' Account balances announced to the relevant Customers on the Date of Completion pursuant to Clause 4.2.2 (the "Administrative Inventory"). Any discrepancy between the Physical Inventory and the Administrative Inventory will be agreed by the joint inspection team but no payment will be made by the Buyer to the Seller, or vice versa, in respect of such discrepancy except in accordance with Clause 4.2.3.

4.2.2 On the date of Completion, the Company shall inform each of its customers, where relevant, of its Customer's Account balance and other inventory held by the Company on behalf of such customer and request that the customer confirm its Customer Account balance to the Company.

4.2.3 If following completion of the Reconciliation Process there is any claim by a customer with respect to such customer's account balance as referred to in Clause 4.2.1, then that claim shall be the sole responsibility f the Seller. The Seller shall indemnify and hold harmless the Buyer from and against any liabilities resulting from such claims by customers, provided, however, that neither the Buyer, nor the Seller, nor the Company shall settle nor agree to settle or compromise any such claim, without the other's consent (which consent shall not be unreasonably withheld or delayed) In the event of any such claim by a customer, the Seller shall have full and unrestricted access to the relevant documents and records of the Company and the Buyer shall procure that the relevant employees shall p rovide reasonable assistance to the Seller in order to investigate the customer's complaint.

          The Seller shall only be liable to indemnify the Buyer under this Clause 4.2.3 if, and to the extent that, the aggregate of all claims brought under this Clause 4.2.3 exceeds the amount of any overage account held by the Company at Completion. The amount of the overage will be clearly shown in any schedules comprising the Reconciliation Process on Completion.

4.2.4 In respect of the period prior to Completion, the Buyer shall have no obligation and no responsibility for the Customers Accounts and the Seller shall hold the Buyer harmless from all complaints, claims and suits of customers with respect to such Customer Accounts in respect of such period.

4.2.5 Any claims made by customers relating to Losses incurred following Completion will be the sole responsibility of the Buyer.

5.        COMPLETION
          ----------

5.1       Date and location of Completion

5.1.1 Subject to the provisions of Clauses 6.1,and 6.2, Completion will take place within two weeks from the date upon which Clearance is obtained, such Completion to take place on such date within that period as the Buyer and the Seller agree, or failing such agreement, to take place on the fourteenth day following the date of such Clearance, such date being a Business Day or, if such day is not a Business Day, the first Business Day following the expiry of the fourteen day period.

5.1.2 Completion will take place at the offices of the Company, or in any other location agreed to in writing between the Buyer and the Seller.

5.2       Operation of Completion

5.2.1 At Completion, the Seller shall give to the Buyer the shareholders' registers of the Company showing the transfer of the Sale Shares.

5.2.2     At Completion the Seller shall provide to the Buyer evidence of:

          (a) discharge of any intergroup liabilities owing to and/or from the Company, by means of the production of a funds flow chart, a copy of which will have been shown to the Buyer in advance of Completion for consultation; and

          (b)  evidence of satisfaction of a debt owed to Dexia-BIL.

5.2.3 At Completion, the Buyer shall transfer the Purchase Price to the Seller in accordance with Clause 3.2.

5.2.4 At Completion, the Buyer and the Seller grant a special power of attorney to to an appropriate individual or firm whose name will be notified to the Buyer to update the shareholders' register of the Company and to register the Buyer as shareholder of the Company according to Article 40 of the Company Law dated August 10, 1915 as amended and to Article 1690 of the Civil Code.

5.3 The Seller will provide the Completion Statement to the Buyer within two weeks of Completion.

6.        CONDITIONS PRECEDENT AND OPTION NOT TO PURCHASE
          -----------------------------------------------

6.1 This Agreement, including but not limited to the provisions of Clause 8.3, shall automatically terminate without liability on the part of the Buyer or the Seller on the earliest of :

6.1.1 the date that a formal decision is given by the European Commission that Clearance will not be given;

6.1.2 subject to any extension of time agreed between the Buyer and the Seller, on 30 June 2005 if Clearance has not been obtained by that date;

6.1.3 the termination of either of the Transactions pursuant to Clause 6.2. of the relevant sale agreement;

          SAVE  THAT  upon  such  termination  the  confidentiality   provisions
          contained in the Confidentiality Agreement shall continue in full force and effect.

6.2 The Buyer and the Seller will have the option upon giving the other written notice not to purchase or sell (as the case may be) the Sale Shares if prior to Completion:

          (a) there has been a decision from a legal or administrative authority prohibiting or modifying the acquisition of the Sale Shares or imposing conditions on the Transactions in such a way as to make such Transactions materially more onerous or restrictive;

          (b) the Seller or the Buyer (as the case may be) has not complied with its obligations under this Agreement;

          (c) the representations and warranties of the Warrantors, the Buyer or BI (as the case may be) contained in this Agreement or the content of the Schedules are incorrect or incomplete in such a way as to cause significant detriment to the Buyer or the Seller as the case may be save for events having occurred in the ordinary course of business;

          (d) the information contained in the Schedules changes in such a way as to cause significant detriment to the Buyer or the Seller as the case may be other than for reasons within the ordinary course of business; or

          (e) A Material Adverse Change has occurred between the date of this Agreement and the Date of Completion.

6.3 The Seller and the Buyer shall use all reasonable endeavours (so far as lies within their respective powers) to procure that the Clearance is obtained as soon as practicable and in any event:

          (a)  no later than 6.00pm (CET) on 30 June 2005; or

          (b) at such later time and date as may be agreed in writing by the Seller and the Buyer

6.4 The Buyer and the Seller shall co-operate fully in all actions necessary to procure the Clearance including, but not limited to, the provision by all Parties of all information reasonably necessary to make any notification or filing or as requested by any relevant authority, keeping all parties informed of the progress of any notification or filing and providing such assistance as may reasonably be required.


                  SECTION II - WARRANTIES AND REPRESENTATIONS
                  -------------------------------------------

7.        WARRANTIES AND REPRESENTATIONS OF THE WARRANTORS
          ------------------------------------------------

          The Warrantors warrant and represent that at the Date of this Agreement as well as at Completion the warranties and representations set out in this Clause 7 and the information set out in the Schedules including the Disclosure Schedule are true and complete except as qualified by any matter fairly disclosed in the Disclosure Schedule.

7.1       Capacity of the Warrantors

7.1.1 The Warrantors have full capacity to enter into this Agreement, to perform their obligations under this Agreement and to benefit from the rights contained herein.

7.1.2 The Warrantors have not been and are not subject to any reorganisation ("gestion controlee"), bankruptcy ("faillite") or liquidation procedure and there are no grounds for making the Warrantors subject to such procedure.

7.1.3 There exists no consent, authorisation or judicial decision which is necessary for the Warrantors to execute and to perform its obligations under this Agreement and which has not yet been obtained.

7.1.4 This Agreement validly binds the Warrantors in accordance with its terms.

7.2       Incorporation of the Companies

7.2.1 The Companies have been duly incorporated and their by-laws are up-to-date, copies of which are attached in Schedule 9.

7.2.2 The corporate bodies of the Companies operate in accordance with the laws and regulations which are applicable to them and all corporate decisions have been made and published in accordance with applicable regulations. All the registers, books and documents of each of the Companies have been and are regularly maintained and truly and correctly reflect the activities of each of the Companies and the corporate decisions made by each of them to the extent that the regulations and legislation in force require. The documents, notably in relation to accounting matters, and written correspondence, have been maintained by the Companies for a period of at least ten years and are archived in such a way that they can be easily and quickly retrieved, if need be.

7.3       Share capital

7.3.1 An up to date list of the shareholders of each of the Companies as at the date of this Agreement is set out in Schedule 10.

7.3.2 The Sale Shares make up all of the share capital of the Companies. The Sale Shares are freely transferable and are the only moveable financial assets issued by the Company. The Sale Shares have never been quoted on any regulated or non-regulated stock exchange.

7.3.3     The Sale Shares are free from all Encumbrances.

7.3.4 There is no agreement or contract in respect of the Sale Shares binding the shareholders or partners of the Companies.

7.4       Participation - Profit sharing agreements

7.4.1     The Company is the owner of the Subsidiaries.

7.4.2 Except for the Subsidiaries and interests set out in Schedule 11, the Companies are not the owners of any direct or indirect interest of whatever amount in a company or in an entity where the partner's liability is indefinite and have never been partners or shareholders of entities of this nature in respect of which they may still be liable.

7.4.3 The Companies are not bound nor have they undertaken to be bound by any contract or agreement seeking to share all or part of their profits with any third party.

7.5       Accounts

7.5.1 The Accounts of the Companies as at the Last Accounting Date, set out in Schedule 12, have been prepared in accordance with the Accounting Methods and Principles and are in accordance with those methods and principles used by the Companies to date. The Accounts are true and accurate and give a fair view of the financial situation and of the assets and liabilities of the Companies as at the Last Accounting Date as well as the operating result for the financial period to which they relate. The Accounts as of 30 September 2004 are certified by the statutory auditors of the Companies notwithstanding the absence of a specific statement of such certification.

7.5.2 The Management Accounts have been prepared in good faith and with due diligence in accordance with the same accounting policies adopted in the preparation of the Accounts and on bases and principles which are consistent with those used in the preparation of previous management accounts of the Company.

7.6       Liabilities

7.6.1     All  material   liabilities,   whether  or  not  contingent,  of   the
          Companies are duly reflected in the Accounts and/or the Completion Statement and are adequately provided for.

7.6.2 The Companies have not granted any security, charge, guarantee, encumbrance r letter of comfort for the performance of contractual undertakingseither by third parties or by the Companies or by the Warrantors or one of the Warrantors' Group Affiliates.

7.6.3 The Warrantors and/or the Warrantors' Group Affiliates have not given any security, charge, guarantee, pledge for the performance of any of the undertakings of the Companies.

7.6.4 There exist no material off-balance sheet liabilities other than those listed in Schedule 14.

7.7       Personnel and corporate officers of the Companies

7.7.1 The list of salaried employees and corporate officers of the Companies set out in Schedule 15 contains true and complete details of their age, seniority, category and classification as the case may be, as well as their remuneration (including all bonuses and benefits in kind).

          All amounts due or accrued for all remuneration of any kind, including but not limited to salary remuneration for over-time work or work performed at night, on Sundays or legal holidays, relating to employees and corporate officers, as well as former employees, of the Companies have been calculated and paid in due time in conformity with their respective contract of employment, collective agreements and with any other applicable legal and tax rules. The Companies have no debt or contingent liability whatsoever towards the employees.

          Except for any increase rendered mandatory pursuant to any collective agreement or an employment agreement, the Companies are under no obligation to increase the current rates of remuneration or grant any bonus or any advantage to any of its employees at any future date.

7.7.2     Schedule  16   defines  for  each  of  the  Companies  the  applicable
          collective agreements and details in respect of each Company and for each distinct entity:

          (a)  The collective agreements and the applicable internal agreements;

          (b) The systems of remuneration including bonuses, commissions, and benefits in kind in favour of all personnel or certain categories of salaried employees;

          (c)  Participation   agreements,   profit  sharing   and   saving-plan
               agreements;

          (d)  The customs and practices giving rise to supplementary collective
               benefits  and   those  arising  out  of  law  or  the  collective
               agreements.

          There is no pension, pre-retirement, post-retirement or profit sharing scheme, life insurance policy, medical insurance scheme or any other contract for the benefit of any of the Company's employees other than as set forth in Schedule 16.

7.7.3     Set out in  Schedule  17 for   each  of  the Companies  are  true  and
          complete copies of:

          (a)  Standard work contracts of employees;

          (b)  Work contracts of salaried executives;

          (c) Agreements signed with the salaried employees and corporate officers of the Companies;

          (d) All undertakings, other than those contained in the agreements referred to in (c) above, given to salaried employees concerning supplementary benefits and those provided for by law or collective agreements in relation to notices, termination of redundancy payments or other similar undertakings.

          The terms and conditions of the work contracts binding the Companies to their employees comply with the legal and regulatory provisions and the collective agreements (conventions collectives) applying to the Companies and, consequently, do not contain any provision contrary to the usual legal dispositions or customary practices, in particular, but not limited to, any retirement or departure benefits.

7.7.4 The Companies have at all times completely and faithfully complied with all applicable employment laws, including but not limited to the statutory requirements relating to works councils (comite d'entreprise), trade unions and employee representation in general.

7.7.5 The corporate officers or managers of the Companies do not benefit from any employment contract, service contract with any one of the Companies or from any particular benefit given by any of the
          Companies. Similarly, no corporate agent has collected any remuneration on behalf of any of the Companies.

7.7.6 Schedule 18 sets out the current litigation in relation to personnel and details the parties who are subject to such proceedings, the subject-matter of the litigation, the stage of the proceedings, the sums claimed from the Company or the Subsidiaries concerned, as well as the amount of the provision made in good faith for such proceedings in the Accounts.

          The Companies are not liable to make any payment to any of their employees or any former employee for damages or compensation for loss of office or employment or for redundancy or dismissal other than those contained in Schedule 18.

          There are no labour troubles (including without limitation, any grievances or arbitration) or strikes, existing or - to the best of the knowledge of Warrantors - threatened adversely affecting or potentially affecting the financial situation or operations of the Companies.

7.7.7 All employees are fully qualified and trained to exercise the activities they have been employed for and hav obtained all the authorisations, permit and licenses necessary to exercise such activities. These authorisations, permits and licenses are in full force and effect and the activities of the Companie are carried out in accordance with such authorisations, permit and licenses.

7.8       Real Property

7.8.1 The Companies have full and complete ownership of the Real Property set out in Schedule 19. The Real Property is not subject to any restriction on title such as restrictions on the transfer of ownership or on the use or the destination of the Real Property, options to sell, pre-emption rights, limitations of use, resolutions, proposals or decisions for compulsory acquisition (expropriation), emphyteusis, building rights (superficie), usage rights or other rights in rem. The rights of ownership of the Companies over the Real Property are not capable of being successfully challenged by any third party.

          The Real Property is not subject to any encroachment (above or under the surface) onto neighbouring properties or vice versa.

          The Real Property is not subject to any easements or neighbourhood agreements other than the one listed in Schedule 19 Agreement dated 29 January 2001 with Mr Roger Balthazar.

7.8.2 The Companies have not entered into any lease or right of occupation over the Real Property and no interest of this nature has been given or agreed to by the Companies.

7.8.3 The Real Property is not subject to any statutory or conventional mortgage or charge. The Companies are not bound to register any new mortgage.

7.8.4 The Real Property and its use by the Companies, are in accordance with the applicable planning rules and regulations. The Real Property is fully connected to road and media access, such as water, waste water and electricity. All parking spaces required in accordance with the applicable planning rules and regulations and/or building permits are available.

7.8.5 All required operating permits (commodo-incommodo) for the construction of the buildings on the Real Property and the use of the Real Property have been obtained and are in force. The Real Property complies in all substantial aspects with the commodo-incommodo permits and regulations.

          The Warrantors guarantee that in case the reception of the facilities as imposed by the commodo-incommodo permits is not fully accomplished, they will undertake at their cost the steps necessary to proceed with a final and satisfactory reception. In particular, the Warrantors will bear any costs associated with remedying works necessary to bring the facilities in compliance or any costs associated with requesting amendments to the existing commodo-incommodo permits.

7.8.6     The  Companies  occupy the  Premises  of  which  a list  is set out in
          Schedule 20 by virtue of financial leases or by contracts containing an option to purchase. The Companies will validly be able to exercise at the appropriate date the options that they hold in accordance with the terms of the financial leases or contracts containing a purchase option and which relate to the Premises.

7.8.7 The Companies are tenants of the Rented Premises listed in Schedule 21 by virtue of the lease agreement attached in Schedule 22. Such lease agreement is valid, legally binding and enforceable. Neither the landlord, nor the Companies are in breach or default of any material provision of this agreement. The Companies have not given, nor have they received, any notice of ordinary or extraordinary termination; all payments of rental and service charges have been made. No oral amendments to this agreement have been concluded. The lease agreement has been duly registered with the Administration de l'Enregistrement et des Domaines and all registration duties have been paid.

7.8.8 The Real Property, the Premises and the Rented Premises constitute all the real property necessary for the Companies to carry out their activities whatever such activities may be and there is no other lease, financial lease or other title of occupation in respect of the fixed assets other than the Real Property, the Premises and the Rented Premises.

7.9       Assets

          The Companies have good title to all the Assets used in their activity except those Assets which they use and which are subject to lease or hire. The Assets are free from any Encumbrance or third party rights.

          None of the assets which are either rented or leased by the Companies have been repossessed by their owners and the Companies have committed no breach which would allow the owner of the said assets to repossess them.

7.10      Vehicles

          The Companies have good title to all the Vehicles  (listed in Schedule
          23) used in their  activity  except  the  Rented  Vehicles  (listed in
          Schedule 24) which they use and which are subject to lease or hire. The Vehicles and the Rented Vehicles are free from any Encumbrance or third party rights.

          The Vehicles listed in Schedules 23 and 24 are in good state of maintenance and repair, taking into consideration usual wear and tear and have passed all technical controls required for their use.

          None of the Vehicles which are either rented or leased by the Companies have been repossessed by their owners and the Companies have committed no breach which would allow the owner of the said Vehicles to repossess them.

7.11 Intellectual property rights, know how, technical and confidential information, trade secrets and computer hardware and software

7.11.1 The Companies are without restriction legitimate owners of the Intellectual Property Rights that they use in carrying out their activities and which are free of any encumbrances. A list of Intellectual Property Rights indicating their registration in Luxembourg, overseas and internationally and when such registration is required by the applicable legislation, is set out in Schedule 25. These registrations are valid and enforceable and, to the best of the Seller's knowledge and belief, cannot be the subject of opposition.

7.11.2 The Companies do not use any Intellectual Property Right belonging to third parties and have never been informed of any claim in this respect.

7.11.3 The Companies have not given to any third party any licence or other authorisation to use the Intellectual Property Rights and have never been informed of any use by a third party of such rights.

7.11.4 The Companies benefit from licences in respect of the Intellectual Property Rights set ou t in Schedule 26. These licences are valid, have been validly granted to the Companies and the Companies have complied with all their obligations in this respect. The Companies undertake that these licences have also been validly registered with the competent authorities in compliance with the relevant applicable laws. The Companies have not granted any sub-licence.

7.11.5 The Companies are entitled to use without payment all material know how and other material technical information used by it in connection with its business or businesses and all information concerning the methods and processes used by the Companies, and no rights to disclosure or use of any material know how or material technical information used by the Companies have been granted to or claimed by any third party.

7.11.6 None of the processes, products of the Companies, know how or technical or other information used by the Companies infringes, to the best of the Seller's knowledge and belief, any intellectual property or any right of any other person, relating in particular to intellectual property, or involves the unlicensed use of confidential information disclosed to the Companies by any person in circumstances which might entitle that person to make a claim against the Companies.

7.11.7 There are no outstanding claims against the Company for infringement of any intellectual property or of any rights relating to it used (or which has been used) by the Companies and no such claims have been settled by the giving of any undertakings which remain in force. The Companies have not received any actual or threatened claim that any of the Intellectual Property Rights is invalid.

7.11.8 Confidential information, including know-how and trade secrets used by the Companies are kept strictly confidential. The Companies have not disclosed any of their confidential information to any other person save where a legally binding and of full force and effect confidentiality agreement in respect of such disclosure is in place. The Sellers and the Companies are not aware of any such confidentiality having been breached.

7.11.9 The computer software owned by the Companies or in respect of which the Companies have been granted a license is sufficient and appropriate to enable the Companies to exercise their present activities.

7.11.10   The  computer   hardware  has   been  satisfactorily   maintained  and
          supported and has the benefit of an appropriate maintenance and support agreement.

7.11.11 Disaster recovery plans are in effect and are adequate to ensure that the computer hardware, computer software and/or data can be replaced or substituted without material disruption to the business of the Companies.

7.11.12 The Companies have adequate procedures to ensure internal and external security of the computer hardware, computer software and data, including (without limitation) procedures for preventing unauthorised access, preventing the introduction of a virus, taking and storing on-site and off-site back-up copies of the computer software and data.

7.11.13 The computer hardware and the computer software have not in the period of 12 months immediately prior to Completion been unduly interrupted or hindered the running or operation of the Companies' business.

7.12      Insurance

7.12.1 The Companies have at all times maintained insurance coverage of a type and level reasonably appropriate to the businesses carried out by them in respect of, in particular but not limited to, their Real Property, Assets and Vehicles, whether owned or rented, Rented Premises, Premises, activities and operations.

7.12.2 Schedule 27 lists the insurance policies entered into by the Companies and which will be available after the Completion together with the insurance policies entered into by the Companies and which will not be available after Completion.

7.12.3 These policies cover all the normal conditions of the property and extend to all risks which have to be or are normally insured against in respect of the activities carried out by the Companies.

7.12.4 Schedule 28 sets out the incidents for the previous three (3) accounting periods in respect of which the Companies have made claims under the policies set out in Schedule 27 together with the amount of payments made under such policies.

7.12.5 The Companies are up-to-date with the payment of their premiums in respect of the policies mentioned in Schedule 27 and have complied with all formalities and contractual clauses contained in such policies; none of the Companies has been informed by the insurance companies concerned of their intention to increase the premiums, or to terminate the policies or not to renew them.

7.13      Environment

          The Companies have complied with and are not in violation of the Luxembourg regulations in respect of classified facilities, protection of the environment and nature, waste, water, soil and sub-soil pollution, storing, labelling, packaging and transport of hazardous, radioactive or carcinogenic materials, substances, preparations and products.

          To the Sellers and the Companies' knowledge there are no hazardous materials contained in the soil, groundwater, or buildings of the Real Property which could lead to a danger, material disadvantage, nuisance to individuals or the public or otherwise requiring instantly to be removed or otherwise cured pursuant to any presently existing mandatory law or any existing or threatened governmental or municipal order.

7.14      Litigation

7.14.1 None of the Companies are subject to any claim from third parties, contentious or non-contentious, in respect of any default in performance of its obligations resulting from contracts, agreements or undertakings signed by it.

7.14.2 The Companies are not subject to any litigation, legal proceedings, investigation or administrative proceedings or arbitration, and there is no fact or event which suggests that such proceedings may arise.

7.14.3 The Companies are not currently party to any proceedings in any judicial or arbitral jurisdiction or otherwise relating to an amount in excess of ten thousand euro (EUR 10,000) and have not, as at the date hereof, received any writ, summons, citation or notification, informing either of them that such proceedings have or will be instituted against it, nor to the best of the Companies' knowledge, is any such proceeding threatened.

7.14.4 The Companies are not, and have not been, parties to or concerned by any agreement, decision or practice by Article 81 of the Treaty of Rome, nor is it abusing nor has it abused, a dominant position as prohibited by Article 82 of the Treaty of Rome.

7.15      Customers and suppliers

7.15.1 Schedule 29 contains a list of the twenty (20) main customers of the Companies.

7.15.2 Schedule 30 contains a list of the twenty (20) main suppliers of the Companies.

7.16      Contracts

7.16.1 Schedule 31 contains a list of the contracts entered into by the Companies

          (a) with their customers and involving an amount of one hundred thousand euro (EUR 100,000) or more per annum;

          (b) with their suppliers and involving an amount of fifty thousand euro (EUR 50,000) or more per annum.

7.16.2    The   Contracts   referred   to  in   Clause  7.16.1  (the   "Material
          Contracts") are sufficiently legally documented to enable the Companies to exercise their rights hereunder. The Material Contracts are in full force and effect and are not subject to any contentious or non-contentious claim. The Companies have complied with their contractual obligations and to the Seller's knowledge, there exists no event which may give rise to termination or render the contracts void or which may authorise a third party to demand prompt payment or give rise to any liability on the part of the Companies or their officers, directors or employees.

7.16.3 Neither the execution of this Agreement nor the performance of the Agreement contemplated herein will violate or conflict with the constitutional documents of the Companies, or violate or constitute a default under any material contract, agreement, mortgage, or other instrument or order, judgement or ruling of any governmental authority to which the Companies are a party or to which any of their property is bound.

7.16.4 There exists no contract or undertaking containing a termination clause or a prompt payment clause or a modification to the provisions in the event of a change of direct or indirect control, as defined in article 309 (1) of the Law of 10th August, 1915 on commercial companies as amended, within the Companies.

7.17      Tax Regulations

7.17.1 The Companies have paid all Taxes owing under any Tax Regulations (whether or not reflected on any tax return), and have withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder, or other party, and have collected and paid all Taxes required to have been collected and paid in connection with amounts charged to customers or other parties, and adequate provisions have been made in the Accounts for all future Taxation relating to the period before Completion. For purposes of determining whether adequate provisions have been made in the Accounts, Tax items shall be apportioned between pre-Completion activities and post-Completion activities based upon a closing of the books and records of the Companies as of Completion (or, if an actual closing is not feasible, on an equitable pro forma basis that has a comparable economic result to the result that would have been obtained had an actual closing occurred).

7.17.2 The Companies have satisfied all filing requirements for tax returns or other declarations required by the Tax Regulations in the form required within the necessary time limit.

7.17.3    The   Companies  have   always  complied   with   all  applicable  Tax
          Regulations whether Luxembourg or foreign.

7.17.4    The  Companies  are   not  subject  to  any  current or  proposed  tax
          examination in relation to Taxes and the Companies are not aware, directly or indirectly, of any tax examination in respect of Taxes or any enquiry instigated by an administrative authority leading, or likely to lead to the payment of a Tax or a reassessment of any Tax basis. The Companies have not received any notice of reassessment nor have they otherwise been informed (in writing or orally) by any administrative authority of its intention to carry out any reassessment whatsoever. The Companies are not and do not expect to be involved in any dispute relating to Tax.

7.17.5 The Companies have not entered into any agreement, transaction, arrangement, or scheme which might be reassessed, rejected or re-qualified on the grounds that the Companies have attempted to evade, circumvent or reduce its Tax obligations or that of another person.

7.17.6 The Companies have not entered into any agreement, transaction, arrangement, or scheme or obtained any concession, allowance or abatement in respect of a Tax, with any administrative or political authority whatsoever that is not based on a strict application of the Tax Regulations.

7.17.7 The Companies incorporated under the laws of Luxembourg are and have always been exclusively resident in Luxembourg for the purpose of Taxes, and have no permanent establishments, as defined by Tax Regulations, in any country outside of Luxembourg.

7.17.8 The Companies possess all documents evidencing their decisions in respect of the application of the Tax Regulations and comply with their obligations in respect of the time periods for maintaining the documents as such time periods are defined by the commercial regulations.

7.17.9 No liens for Taxes (other than for current Taxes not yet due and payable) are imposed upon the Companies' assets.

7.17.10 There are no outstanding rulings of, or requests for rulings with, any taxing authority addressed to the Companies that are, or if issued would be, binding upon the Companies for any period following Completion.

7.17.11 The Companies have not agreed to the extension of time with respect to the filing of any tax return or other declaration, the payment of any Taxes, or any limitation period regarding the assessment or collection of any Taxes.

7.17.12 No item of income or gain reported for Tax purposes in any pre-Completion tax period will be required to be included in taxable income for any post-Completion tax period, including any item of income or gain related to the Companies' change in its election to file consolidated Tax returns.

7.17.13 The Companies have not within the period of six years ending on the date of this Agreement paid or become liable to pay any penalty, fine, surcharge or interest in connection with any Tax.

7.17.14 The amount of Tax chargeable on the Companies during any accounting period ending on or within the six years before Completion has not depended on any concessions, agreements or other formal or informal arrangements with any taxing authority.

7.17.15 All applications for clearance or consent by the Companies or on their behalf or affecting the Companies has been made and obtained on the basis of full and accurate disclosure to the relevant taxing authority of all relevant material facts and considerations; and for any transaction for which clearance or consent was required, such clearance or consent and the relevant transaction was carried into effect only in accordance with the terms of the relevant clearance or consent.

7.17.16 The Companies have filed all requests, forms and applications to get a Tax refund, a Tax reduction, credit for Taxes paid or accrued, input tax relief, tax loss carry forwards or any other Tax benefit in a timely manner.

7.17.17 The Company has not undertaken, or agreed to undertake, any transaction or made any provision which is otherwise than on fully arm's length terms and there are no circumstances which could cause any taxation authority to make or require to be made any adjustment to the terms on which such transactions are or such provision is treated as taking place. Documentation is available to demonstrate the criteria taken into account in determining arm's length terms for transactions to the extent required by law.

7.18      Bank accounts, delegations of power, etc.

7.18.1 Schedule 32 lists the bank accounts and safety deposits in the name of the Companies and sets out the authorised signatories as well as the required conditions, in particular in relation to joint signatories, for the operation of the accounts and access to the safety deposits.

7.18.2 Schedule 33 contains a list of all nominated signatories, delegations of power, proxies and authorisations of whatever nature and form granted by the Companies to any person for other purposes than the operation of bank accounts.

7.19      Authorisations and other permits

          The Companies have all the Authorisations necessary to exercise their present activities and all Authorisations for valid ownership of their assets. These Authorisations are in full force and effect and the activities of the Companies are carried out in accordance with such authorisations and permits. The Companies undertake that they have made all required notifications to the competent authorities, including, but not limited to, all notifications to the National Commission for Data Protection, as required by the law.

7.20      Effect of the transfer of the Sale Shares

          The transfer of the Sale Shares to the Buyer will not affect in an adverse way the legal situation of the Companies and will have no effect on the rights and obligations of the Companies in respect of any person; in particular, the transfer of the Sale Shares will not give rise to any event of default or termination of any of the contracts to which the Companies are a party.

7.21      Material adverse change

          Since the Last Accounting Date:

          (a) Other than for purposes of Section 2.4, there has been no distribution to shareholders, nor any depreciation, increase or reduction in capital in the respect of the Companies;

          (b) The Companies have been managed in a reasonable way ("en bon pere de famille") and no undertaking or obligation has been entered into which is outside the usual management of the Companies or has been entered into in unusual circumstances;

          (c) The activities of the Companies have been carried out in the ordinary and normal course of business in such a way as to ensure their continuity;

          (d) The Companies have in no way amended the Accounting Methods and Principles and have not revalued any assets, nor written-off any debt in excess of seven thousand five hundred Euros ((euro)7,500).

7.22      Representations, Warranties and Schedules true and correct

          The representations and warranties contained herein, as well as the Schedules attached, are true, exact and complete as of the Date of this Agreement.

          There is no undisclosed fact, agreement or document which, if it had been disclosed, would be reasonably expected to have caused the Buyer not to enter into this Agreement or to enter into this Agreement on materially different terms.

7.23 G4S warrants that it is the parent of substantially all of the operating businesses of the Group 4 Securicor group of companies and in the event that it ceases to be so prior to the expiry of the period referred to in Clause 12.1 and Clause 12.2, it will procure that its obligations hereunder shall be assumed by another member of such group which is, at the relevant time, the parent of substantially all such businesses.

8.        OTHER OBLIGATIONS OF THE WARRANTORS
          -----------------------------------

8.1       Management of the Companies up to Completion

8.1.1 The Warrantors warrant and represent that from the Date of this Agreement until Completion:

          (a) No decision will be taken by the Companies which affects or could affect in a material and adverse way the financial assets and liabilities the situation or the profitability of the Companies;

          (b) No decision on the declaration or payment of dividends or any other distribution to shareholders, nor any depreciation, increase or reduction in capital will be taken in respect of the Companies;

          (c) The Companies will be managed in a reasonable way ("en bon pere de famille") and no undertaking or obligation will be entered into outside the usual management of the companies subject to unusual conditions;

          (d) The activities of the Companies will be managed in the ordinary and normal course of business and in such a way as to ensure their continuity;

          (e) The Companies will use their commercially reasonable efforts to preserve their relationship with their customers, suppliers and others having a business relationship with the Companies;

          (f) The Companies will not modify in any way the Accounting Methods and Principles and will not revalue any assets, nor write-off any debt.

8.1.2 Without limitation to the general character of Clause 8.1.1 above, the following decisions will require the prior written consent of the Buyer but so long as such consent is given, will not constitute a breach of Clause 8.1.1 provided that the Buyer may not unreasonably withhold such consent if the Seller demonstrates that such decision is necessary to ensure the full viability, marketability or competitiveness of the Company:

          (a) A single payment exceeding in total EUR 50,000- (Fifty thousand Euros), with the exception of reimbursements previously made by the Seller and of which the Buyer is aware and excluding payments in respect of salaried employees, Taxes and rents;

          (b) The granting of or application by the Companies for a loan, credit or money facility;

          (c) The granting of or application by the Companies for a guarantee, charge, pledge or other encumbrance and the execution of any letter of intent or letter of comfort;

          (d) The entering into of any agreement with corporate officers or salaried employees of the Companies and any increase in remuneration not imposed by law or a contract in force at the Date of this Agreement, as well as the granting of any benefit whatsoever;

          (e) The recruitment of all management and indirect employees (such term having the same meaning as in the Information Memorandum relating to the Companies issued in August 2004) and of CIT employees (whether direct or indirect), or the negotiation of any agreement whatsoever in relation to collective agreements of salaried employees of the Companies;

          (f) Salary increases of salaried employees having a gross annual remuneration in excess of EUR 30,000- (Thirty thousand Euros);

          (g) The entering into new employment contracts that would have a material impact or materially modify the terms and conditions of the current employment agreements;

          (h)  The launching of new activities or new products;

          (i) The entering into of all contracts in excess of a sum of EUR 50,000- (Fifty thousand Euros) or with a fixed duration exceeding twelve (12) months;

          (j) The termination by the Companies of all contracts in excess of a sum of EUR 50,000- (Fifty thousand Euros) or with a fixed duration exceeding twelve (12) months;

          (k)  All changes in the activity  or in the by-laws of the  Companies;
               and

          (l)  Transfer of any assets of the Companies.

8.1.3 From the date of this Agreement until the Date of Completion, the Warrantors will notify the Buyer (i) of any emergency or material change in the normal conduct of the Companies and (ii) of the threat or the initiation of any litigation against the Companies, and will keep the Buyer fully informed of developments with respect to such events and afford the Buyer's representatives full access to all materials in its possession relating thereto.

8.2       Situation at Completion

8.2.1 The Warrantors warrant that all the representations and warranties contained in Clause 7 and the information set out in the Schedules including the Disclosure Schedule will be true and complete at Completion as if such representations and warranties had been given and granted as that date.

8.2.2 The Warrantors may update the Schedules of this Agreement in order to take into account changes arising prior to Completion or matters in relation to which the Buyer has given its consent. The Warrantors shall notify the Buyer of all changes to the Schedules and wherever reasonably practicable the changes to the Schedules shall be made and notified to the Buyer at least 48 hours prior to Completion.

8.3       Non-competition, non-solicitation and confidentiality undertaking

8.3.1 Except as provided in Clause 8.4.2 or as compelled by law or legal authority, with effect from the Date of this Agreement and for a period of three years from the date of Completion, the Warrantors undertake that neither the Warrantors nor the Warrantors' Group Affiliates for whom they are responsible, shall at any time directly or indirectly by themselves or in conjunction with any other party or venture, unless first authorised by the Buyer, utilize or disclose to any third party any commercial secret, know-how or confidential information belonging to the Companies or their activities. Notwithstanding the foregoing, save as compelled by law or legal authority, in no circumstances may such information be utilised or disclosed for a period of 6 months following Completion.

8.3.2 From the Date of this Agreement and for a period of six months from the date of Completion, the Warrantors undertake that neither the Warrantors nor the Warrantors' Group Affiliates for whom they are responsible, shall at any time directly or indirectly by themselves or in conjunction with any other party or venture, canvass or solicit orders for the supply of services substantially similar to or otherwise competing with those supplied by the Companies as at Completion in the normal course of business from any person who was a customer of the Companies as at 28 May 2004 or is a customer at the date of Completion, or induce or seek to induce any such person to cease being a customer of the Companies.

8.3.3 From the Date of this Agreement and for a period of two years from the date of Completion, the Warrantors undertake that neither the Warrantors nor the Warrantors' Group Affiliates for whom they are responsible, shall at any time directly or indirectly by themselves or in conjunction with any other party or venture, solicit any of the employees of the Companies whose names are listed below to leave their present or future functions within the Companies or employ directly or indirectly such employees. The employees in respect of whom these provisions apply are:

          G. Wagner

          C. Weisen

          A. Eschenbrenner

          D. Douret

          A. Kubiak

          A. Kurt

          V. Adam

          P. Collignon

          J. Resibois

          M. Folignioni

8.4       Undertaking of exclusivity

8.4.1 Except as provided in Clause 8.4.2 the Seller undertakes neither to transfer Sale Shares to a third party, nor to grant any third party any rights over the Sale Shares nor to take any steps nor to engage in any negotiation in relation to acquiring any interest in the capital of the Companies, nor take any action, whether directly or indirectly, with the intention of impeding or preventing the Buyer from purchasing the Sale Shares, until Completion, or until termination of this Agreement.

8.4.2     It is understood that the Seller shall not be precluded from advancing
          discussions  with  prospective   alternative  buyers  of  the  Company
          provided however that the Seller shall:

          (i)  enter  into  all  necessary  and   appropriate   legally  binding
               confidentiality undertakings with all  such   other   prospective
               alternative buyers;

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

          (ii) fully coordinate all discussions with, and hold such discussions only with, the Monitoring Trustee approval. Any action or disclosure of information shall be limited to what the the Monitoring Trustee deems permissible, with a view to:

                (a) ensuring  that   no   information   is  provided   that   is
                commercially sensitive or that could endanger the viability and stability of the Business; and

                (b) preserving the current and future competitiveness of the Business;

          (iii) inform all alternative buyers of the fact that the Seller has entered into a legally binding and confidential agreement for the sale of the Shares to the Buyer, subject only to EU Commission approval. Accordingly, all prospective alternative buyers shall be made specifically aware that their engagement in the sale process is only as an alternative in the event that the Transactions with the Buyer fail to close;

          (iv)  be  precluded  from  providing  prospective  alternative  buyers
                access  to   management  and  employees  of   the   Company  and
                Company site visits;

          (v)   not develop  or  discuss  any  potential   transaction  with  an
                alternative buyer beyond a stage that could reasonably be characterised as preliminary drafting based on the first draft Sale and Purchase Agreement provided initially to the Buyer. For the avoidance of doubt, no final documents shall be agreed or exchanged, regardless of whether or not they are legally binding.

          (vi) together with the Buyer, use their respective best endeavours to coordinate and promptly take any action that is deemed reasonably necessary or advisable by the parties to facilitate the EU Commission approval of the Seller's submission and request for approval of this Transaction; and

          (vii) refer prospective alternative buyers only to Graham Foster and S0ren Lundsberg-Nielsen both of G4S plc, who shall be the only authorised individuals to deal with any prospective alternative buyers.

8.5       Transitional period for use of name

          The Companies shall be authorised, subject to their entering into a trade mark licence in the form set out in Schedule 34, during a maximum period of six months from the date of Completion, to continue to use all patents, trademarks, service marks, trade names, logos, company names, designs and models, know-how, copyrights and industrial property rights which are currently registered in the name of the Companies or used by the Companies, including the stationery and uniforms, but only in the same manner and for the same purposes as they were used prior to the date of Completion.

          For the avoidance of doubt, no other rights whatsoever are granted to the Company or the Buyer in respect of the names "Securicor", "Group 4" or any associated trademarks.

          Neither the Warrantor nor any Warrantors' Group Affiliate shall be authorised to use the name "Securicor" in the Grand Duchy of Luxembourg (i) as a combined name for a period of 12 months from the Date of Completion or (ii) as a stand alone name for a period of 2 years from the Date of Completion.

9.        REPRESENTATIONS AND WARRANTIES OF THE BUYER
          -------------------------------------------

9.1 The Buyer represents and warrants to the Seller that the Buyer is a company which is duly incorporated and registered, that it validly exists under Luxembourg law, is not in administration proceedings and is not subject to a voluntary liquidation procedure; the Buyer represents and warrants equally that it is not subject to any proceedings whether or not criminal which restricts the Buyer from purchasing the Sale Shares in accordance with the terms of this Agreement and that its directors and other corporate officers are not subject to any criminal proceedings restricting them from exercising the powers or functions they may exercise on behalf of the Buyer. The Buyer represents and warrants that the signing of this Agreement has been duly authorised by its corporate bodies and that this Agreement constitutes for it an agreement which is binding in accordance with its terms.

9.2 In order to ensure full and complete information, the Seller has delivered to the Buyer and its advisors, the documents and information listed in Schedule 35, such documents and information contain legal, financial, accounting and commercial data. It is on the basis of these documents and this information delivered to and reviewed by the Buyer that the Buyer has decided to purchase the Sale Shares in accordance with the terms of this Agreement.

          It has been expressly agreed between the Parties that the representations and warranties of the Buyer in this Agreement will have no effect on the scope of the representations and warranties of the Warrantors contained in Clause 7 and, save for the warranty given in Clause 9.3, on the effectiveness of the indemnification procedures contained in this Agreement and in particular in Clause 10. Only the information contained in this Agreement or in its Schedules attached (as it exists of the Date of this Agreement or which is updated in accordance with Clause 8.2.2 may release the Warrantors from their liability in accordance with Clause 10.

9.3 The Buyer and BI hereby warrant to the Seller that they have no actual knowledge of a breach of or inconsistency with any of the warranties or representations set out in Clause 7, except for matters set out in the Disclosure Schedule and except for the fact that the Company has not charged VAT on certain cash processing services; to the extent that this fact may be a breach or inconsistency with any of the warranties and representations, the Buyer would have a claim.

9.4 The Buyer acknowledges that it has not been induced to enter into this Agreement, nor has it relied upon anything other than the entirety of this Agreement; including but not limited to, the representations or warranties set out in this Agreement.



                          SECTION III - INDEMNIFICATION
                          -----------------------------

10.       INDEMNIFICATION
          ---------------

10.1      Principle

10.1.1 The Warrantors undertake to jointly and severally indemnify the Buyer, or any other person nominated by the Buyer, against:

          (a) any Loss that the Companies or the Buyer may suffer by virtue of a reduction in the value of an item of assets or an increase in the value of an item of liabilities resulting from a liability not being specifically accounted for or insufficient provision being made for it in the Accounts, as long as the cause or origin of this reduction in assets or increase in liabilities arises prior to Completion;

          (b) any Loss that the Companies or the Buyer suffer as a result of any inaccuracy or omission in the representations and warranties contained in Clause 7 or of the non-performance by the Warrantors of any of their obligations under this Agreement, as long as such loss has not been indemnified in full by the provisions of Clause
               10.1.1 (a) above.

          (c) any Loss that the Companies suffer in respect of Taxes (including a Loss arising out of the fact that the Company has not charged VAT on certain cash processing services) following any enquiry or adjustment applying to a period prior to Completion which has not been accounted or provided for in the Accounts.

10.1.2 The obligation to indemnify applies as well to all events which occur between the Date of this Agreement and Completion and which have the effect of rendering the representations, warranties and undertakings contained in Section II incorrect or incomplete whether or not the Loss suffered could not be ascertained or was not ascertained until after Completion.

10.1.3 If the Loss to which the provisions of Clause 10.1.1 applies relates to Taxes, the undertaking of the Seller under Clause 10.1.1 to indemnify the Buyer is agreed to be an undertaking to pay to the Buyer an amount equal to the liability to Taxes.

10.2      Net loss

          The Warrantors are only liable to indemnify the net Loss. In this respect, the total indemnity under this clause will be calculated taking into account the following factors:

          (a) If the event which forms the basis of a request for an indemnity of loss has given rise to the making of a provision in the Accounts, the amount of the indemnifiable Loss will be reduced by the amount of the provision in the Accounts specifically booked to cover such Loss;

          (b) If the event gives rise to an insurance claim and recovery paid to any of the Companies or to the Buyer, the amount of indemnifiable Loss shall be reduced by such payment;

          (c) Any tax adjustment which has the sole effect of transferring an expense or an income from one financial year to the next financial year will only be taken into account in respect of interest and late payment penalties on the transfer of such expenditures or income.

          (d) All amounts paid by the Warrantors to the Buyer, as the case may be, under the terms hereof shall be treated to the extent permitted under applicable tax law as adjustments to the Purchase Price for all Tax purposes, and to the extent not so permitted, the amount of any such payment shall be increased to take into account the Tax, if any, resulting from the receipt of such payment.

10.3      Limitations of Liability

10.3.1 The Warrantors shall not be liable to indemnify the Buyer pursuant to Clause 10.1 or for a breach of the warranties or representations set out in Clause 7;

          10.3.1.1 To the extent that the claim relates to any matter disclosed in the Disclosure Schedule;

          10.3.1.2 To the extent that a claim arises:-

          (a) wholly or partly from an act or omission occurring at the request of or with the written consent of the Buyer or (on or after the Date of Completion) the Company;

          (b)  wholly   or   partly   from   an  act  or omission since the Last
               Accounting Date compelled by law;

          (c) wholly or partly as a result of any increase in rates of taxation since the Last Accounting Date;

          (d) wholly or partly as a result of the passing after Completion of an enactment or other government regulation with retrospective effect.

          10.3.1.3 to the extent that the subject of the claim:

          (a) has been or is made good or is otherwise compensated for without cost to the Buyer or the Company; or

          (b) is, or but for this Agreement would be, recoverable by any of the Companies by insurance in place at Completion, or would have been so recoverable but for any change in the terms of insurance since the date of Completion.

10.4 Where the Buyer and/or the Company are at any time entitled to recover from some other person any sum in respect of any matter giving rise to a claim under Clause 10.1 or under any of the other provisions of this Agreement the Buyer shall and shall procure that the Company shall undertake all reasonable steps to enforce such a recovery and in the event that the Buyer or the Company shall recover any amount from such other person the amount of the claim against the Warrantors shall be reduced by the amount recovered PROVIDED THAT:

          (i) the costs and expenses of such action are paid for by the Seller; and

          (ii) time for bringing a claim against the Seller  pursuant to Clauses
               12.1  or  12.2  is   extended  to  a   period  of  three   months
               following cessation of such third party claim.

10.5 If the Warrantors pay at any time to the Buyer or to the Company any amount pursuant to a claim pursuant to Clause 10.1 and the Buyer or the Company subsequently recovers from some other person any sum in respect of any matter giving rise to such claim the Buyer shall procure that the Company shall forthwith repay to the Warrantors so much of the amount paid by them to the Buyer or the Company as does not exceed the sum recovered from such other person less all costs, charges and expenses incurred by the Buyer or the Company in recovering that sum from such other person.

10.6 Each of the Buyer and BI undertakes to indemnify the Warrantors against any Loss that the Warrantors suffers as a result of any breach, inaccuracy or omission in the representations and warranties contained in Clause 9 or of the non-performance by the Buyer or BI of any of their obligations under this Agreement.

10.7      The Buyer accepts that it has a general duty to mitigate its Loss.

11.       FLOOR THRESHOLD AND CEILING
          ---------------------------

11.1      Floor

          The Warrantors will only be liable to indemnify under Clause 9 or 10 if an individual indemnifiable Loss under this Agreement exceeds the sum of EUR 10,000 (ten thousand euro).

11.2      Threshold

          The Warrantors will only be liable to indemnify under Clause 9 or 10 if the cumulative total of indemnifiable Loss under this Agreement exceeds the sum of EUR 100,000 (one hundred thousand euro).

11.3      Ceiling

          The total indemnity for which the Warrantors may be liable under this Agreement shall not exceed an amount which is equal to 35% of the Purchase Price.

11.4      Exception

          The floor, threshold and ceiling in this Clause 11 will not apply:

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

          (a)  in  the   case  of  fraudulent  or  intentional  conduct  of  the
               Warrantors in the context of the operations set out in this Agreement;

          (b) to claims arising from a violation of Clause 7.17 (Tax) of this Agreement;

          (c) to claims arising from a violation of Clause 7.13 (Environment) of this Agreement, where the ceiling for such claim shall not exceed an amount equal to 50% of the Purchase Price;

          (d) to claims arising from customers of the Company alleging a loss or shortfall in the Customer Accounts.

12.       DURATION OF INDEMNIFICATION
          ---------------------------

12.1 Requests for indemnification pursuant to this Agreement in respect to Taxes must be received before the expiration of a period of five years (save where the relevant limitation period applicable to Taxes is increased beyond five years with retrospective effect, in which case such increased period shall be applicable) plus three (3) months, from the date of Completion.

12.2 Save as otherwise specifically provided any other requests for indemnification pursuant to this Agreement must be received before the expiration of a period of eighteen (18) months from the Date of Completion. Claims under Clause 8.3 of this Agreement are not subject to this limitation on the period during which such claims may be brought.

12.3 The Buyer shall not lose its right to indemnification at the expiration of the limitation periods referred to above as long as the requests pursuant to this Agreement (or the events which may give rise to a claim for indemnification) are notified before the expiration of such periods PROVIDED THAT the liability of the Warrantors for any claim shall absolutely cease (unless the amount payable in respect of a claim has been agreed by the Warrantors within 6 months of the date of written notice given pursuant to Clause 12.1 or Clause 12.2 (as the case may be)) if legal proceedings have not been instituted in respect of such claim within 6 months of the date of written notice given pursuant to Clause 12.1 or Clause 12.2 (as the case may be)(or such later date as the Buyer and Seller may agree).


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

13.       NOTIFICATION PROCEDURE AND PAYMENT OF THE INDEMNITY
          ---------------------------------------------------

13.1      Principle

13.1.1 Any event capable of giving rise to an obligation to indemnify in accordance with this Agreement must be notified in writing by the Buyer to either of the Warrantors forthwith upon the Buyer becoming aware of the same, specifying the reasons for which the Buyer requests indemnification from the Warrantors as well as the sum of the indemnifiable Loss incurred, if determinable.

13.1.2 Except in the event that written objection is sent by the Warrantors to the Buyer within two (2) months of the receipt by the Warrantors of the notification above, and save where a claim is being made against a third party in accordance with Clause 10.4, the indemnification requested shall be considered due and shall give rise to interest accruing after the date of reception by the Warrantors of the request for indemnity by the Buyer (the interest being payable at the same time as the indemnity). The relevant interest rate shall be 5% per annum.

13.1.3 If on the contrary, the Warrantors notify an objection to the Buyer in the time-limits set out above, the dispute shall be settled pursuant to Clause 14.11.

13.2      Third party requests

13.2.1 In the event of any legal or administrative action filed by a third party against either of the Companies as well as of a tax reassessment issued against the Companies, which would give rise to a request by the Buyer to the Seller, the Buyer or the Companies shall give written notice to the Seller as soon as is reasonably practicable following either of the Companies becoming aware of such action. It is expressly understood that any delay by the Buyer or the Companies in informing the Seller will only give rise to the payment of damages to the Seller in an amount equal to the loss suffered by the latter, but such limitation of the Buyer's liability shall be applicable only if the Buyer's or the Companies' delay in providing notification significantly compromised the Seller's ability to participate in the defence of such action and the Seller was otherwise entitled to participate in the defence under the terms of this Agreement.

13.2.2 In the event the Seller does not notify in writing the Buyer of its intentions in respect of the conduct of the legal action referred to above within 30 (thirty) Working Days of receipt of the notification referred to above, the Seller shall be deemed to have decided not to take part in the defence of the Companies against the third party claim.

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


13.2.3 It is expressly agreed that the Buyer shall be authorised to commence any urgent action to defending the Companies' interests without consulting the Seller, if the Seller's advice cannot be reasonably obtained considering the nature of the legal action to be conducted and/or the time-limits for response set out by the third party.

13.2.4 In the event of a disagreement on the strategy to be implemented, or if the Seller chooses not to intervene in the defence of the Companies, the Companies will keep ultimate management of their defence for their own benefit and that of interested parties as is set out above.

13.2.5 Subject to the second sentence of this Clause 13.2.5, the Companies shall control any audits, disputes, administrative, judicial or other proceedings related to Taxes imposed upon the Companies. In the event an adverse determination would result in the Seller having responsibility for any amount of Taxes, the Seller shall be entitled to participate, through the Buyer or the Companies, in that portion of the proceedings relating to the Taxes with respect to which it may incur liability. Neither the Buyer nor the Companies shall settle or agree to settle any Tax liability or compromise any claim with respect to Taxes, which settlement or compromise may affect the liability of the Seller for Taxes, without the Seller's consent (which consent shall not be unreasonably withheld or delayed). Any amended Tax return or claim for Tax refund for any period shall be filed, or caused to be filed, only by the Buyer, who shall not be obligated to make (or cause to be made) such filing.

13.2.6 The Seller on the one hand, and the Buyer and the Companies on the other, shall cooperate with each other and with each other's agents in connection with Tax matters related to the Companies, including making all relevant Tax information and documents in its possession available to the other party and including in connection with any transfer pricing inquiry.

13.3      Beneficiary of indemnification

          The obligation to indemnify shall remain in force in the case of any winding up, absorption, contribution or disposal of all or any assets of the Companies.


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


                           SECTION IV - MISCELLANEOUS
                           --------------------------

14.       MISCELLANEOUS
          -------------

14.1      Substitution - Transfer and Survival of Warranties and Representations

          The provisions of Sections II and III will remain in force even though the Company/Companies or their assets concerned are assigned or transferred by a Company or the Buyer after Completion, in particular if the Buyer or a Company as part of the transfer gives to the transferee of a Company (or of its assets) representations, warranties or undertakings.

14.2      Entire Agreement

14.2.1 This Agreement represents the entire agreement between the Parties as do the provisions of the recitals and the Schedules attached.

14.2.2    This  Agreement  supersedes  and   replaces  all  letters  of  intent,
          agreements or other arrangements between the Parties entered into prior to the date of this Agreement.

14.2.3 No party may assign, or grant any Encumbrance or security interest over, any of its rights under this Agreement.

14.3      Further Assurance

          Each of the Parties will do, or procure the doing of, all acts and things and execute, or procure the execution of, all documents as any other party reasonably considers necessary to give full effect to the terms of this Agreement.

14.4      Amendments

          The Parties agree that this Agreement shall be amended only in writing such amendment to be signed by the parties or by their duly authorised representatives. Neither Party will be deemed to have waived a right unless expressly specified in accordance with this Agreement.

14.5      Confidentiality

          This Agreement is confidential between the Parties. Consequently, the Parties agree to keep this Agreement confidential (except for the specific disclosure permitted by Clause 8.4.2 (iii)) and more generally not to disclose any information directly or indirectly in relation to this Agreement, unless the disclosure is required by law or by regulations or in order to preserve its rights. Without prejudice to the generality of this clause, the provisions of the Confidentiality Agreement shall remain in force notwithstanding the execution of this Agreement.


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


14.6      Announcement

14.6.1 Any announcement or press release in respect of this Agreement or to the content of this Agreement will not be issued without prior mutual written consent between the Buyer and the Warrantors not to be unreasonably withheld.

14.6.2 If the announcement or the press release is required by law or applicable administrative procedure including, without limitation, any regulation of any stock exchange upon which the shares of any party or any of their respective affiliates are traded, the consent from the other party is not required, it being understood that the existence of said requirement shall be notified to the other party within a reasonable time and the content of such announcement or press release shall be discussed by reference to this Article.

14.7      Notices

14.7.1 All notices required in respect to this Agreement or to the related operations shall be either delivered by hand personally with acknowledgement of receipt or sent by registered mail or special mail; the notice may be faxed on the condition that a confirmatory hard copy is sent by registered mail with acknowledgement of receipt or by special mail (at the latest one business day after the fax).

14.7.2 All notices shall be addressed to the parties at the following addresses:

          (a)  To the Buyer             :   Brink's Luxembourg S.A.

                                            Zone Industrielle

                                            L-8287 Kehlen

                                            Luxembourg

               For the attention of     :   General Manager

               Fax n                    :   + (352) 30 54 39

               With a copy to           :   Brink's, Incorporated

                                            1801 Bayberry Court

                                            P O Box 18100

                                            Richmond, VA 23226-8100

                                            U.S.A.

               For the attention of     :   Chief Financial Officer

               Fax n                    :   + 804 289 9761

               and                      :   Brink's EMEA S.A.S.

                                            15, Rue Lafayette

                                            Paris, 75009

                                            France

               For the attention of     :   Vice President Finance

               Fax n                    :   +33 1 55 07 99 21

          (b)  To the Seller and/or G4S :   Group 4 Securicor plc

                                            The Manor

                                            Manor Royal

                                            Crawley

                                            West Sussex RH10 9UN

                                            UK

               For the attention        :   Group General Counsel

               Fax n                    :   00 44 1293 554500

14.7.3 The Buyer and the Warrantors will be authorised to amend at any time their relevant address, addressee or fax number above subject to informing the other party in accordance with this Article.

14.8      Costs and Expenses

14.8.1 Any registration fees and stamp duties payable on the execution of this Agreement shall be borne by the Buyer.

14.8.2 Each Party shall bear the fees, costs and commissions of its own legal advisers and agents.

14.9      Language

          The Parties acknowledge that the negotiations have been conducted and the drafts of the Agreement have been written in English (except for the Schedules, which shall be in English or French, respectively followed by an English or French translation in case of originals drafted in a different language).

14.10     Severability

          Should any provisions of this Agreement be declared invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of the remaining provisions of this Agreement, which shall remain in full force and effect.

          This Agreement may only be amended by a written instrument executed by all the Parties hereto. Therefore the tolerance also reiterated of any defaults or delayed performance of this Agreement shall not be interpreted as a tacit revocation of the provisions hereto.

14.11     Implementation

14.11.1 The Parties agree to provide any information and documents required for the performance of this Agreement and to sign this Agreement.

14.11.2 This Agreement (other than obligations that have already been fully performed) remains in force after Completion.

14.12     Applicable law and settlement of disputes

14.12.1 This Agreement shall be governed and construed in accordance with Luxembourg law.

14.12.2 Any disputes concerning the validity, interpretation or enforceability of this Agreement which may arise from this Agreement may be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce applicable at the time of arbitration except that termination as a result of failure to obtain Clearance shall not be the subject of arbitration. The arbitral tribunal shall be composed of three arbitrators appointed in accordance with such rules. The arbitration shall take place in Luxembourg. The arbitrators shall be fluent in English and French, and documents may be submitted in English and French without any translation. The above-mentioned arbitration provisions do not preclude the Parties from exercising their right to request provisional relief or protective measures before any competent court.

14.13     Counterparts

          This Agreement may be executed in any number of counterparts, each of which is an original and which together have the same effect as if each party had signed the same document.

This Agreement has been made in London, executed and signed in as many original copies as there are parties, at the date mentioned at the beginning of this Agreement.



/s/ N. Griffiths                                 /s/ B. Dumoulin
-----------------------------------              -------------------------------
Securicor International BV                        Brink's Luxembourg S.A.

By: Nigel Griffiths                               By: Bernard Dumoulin

Capacity: Managing Director                       Capacity: Authorized signatory


/s/ Soren Lundsberg Nielsen                      /s/ Mari Jo Flanagan
-----------------------------------              -------------------------------
Group 4 Securicor Holdings Limited                Brink's Incorporated

By: S0ren Lundsberg Nielsen                       By: Mari Jo Flanagan

Capacity: Authorised under Power of               Capacity: Authorized signatory
Attorney